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                                                                     EXHIBIT 8.1

                     [Goodwin, Procter & Hoar Letterhead]



                               November 7, 1997



Patriot American Hospitality, Inc.
3030 LBJ Freeway
Suite 1500
Dallas, TX 75234

Wyndham Hotel Corporation
2001 Bryan Street
Suite 2300
Dallas, TX  75201

     Re:  Merger of Wyndham Hotel Corporation and Patriot American Hospitality,
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Inc.
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Ladies and Gentlemen:

     We have acted as counsel to Patriot American Hospitality, Inc., a Delaware corporation ("Patriot REIT"), in connection with the planned merger (the "Merger") of Wyndham Hotel Corporation ("Wyndham"), a Delaware corporation, with and into Patriot REIT, pursuant to an Agreement and Plan of Merger dated as of April 14, 1997 between Patriot American Hospitality, Inc., a Virginia corporation, and Wyndham, as amended through the date hereof (the "Merger Agreement"). You have requested our opinion to the effect that the Merger of Wyndham with and into Patriot and the related purchase of stock pursuant to the Stock Purchase Agreement/1/ (the "Crow Stock Purchase") will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement and the Stock Purchase Agreement (including exhibits to such agreements) and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Patriot REIT and Wyndham

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/1/  All capitalized terms not otherwise defined herein have the same meanings given to such terms in the Merger Agreement.

                     [Goodwin, Procter & Hoar Letterhead]


Patriot American Hospitality, Inc.
Wyndham Hotel Corporation
November 7, 1997
Page 2



set forth in representation letters provided to us by Patriot REIT and Wyndham in connection with the preparation of this opinion. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, that no actions that are inconsistent with such statements, representations and warranties will be taken and that all representations, statements and warranties made to "the best knowledge of" any person or with similar qualification are and will be true, correct and complete as if made without such qualification. We also have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the conformity to the final documents of all documents submitted to us as drafts and (vi) the accuracy and completeness of all records made available to us. In addition, we have assumed that (i) the Merger and the Crow Stock Purchase will be consummated in accordance with the Merger Agreement and the Stock Purchase Agreement, (ii) the Merger will qualify as a merger under the applicable laws of Delaware, (iii) each of Wyndham and Patriot REIT will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and (iv) each of the Merger Agreement and the Crow Stock Purchase Agreement is valid and binding in accordance with its terms.

     Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by Patriot REIT or Wyndham as to the federal income tax consequences of any aspect of the Merger.

     Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that the Merger of Wyndham with and into Patriot REIT and the Crow Stock Purchase will qualify as a reorganization within the meaning of Section 368(a) of the Code.

                                 *     *     *

     No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign,

                     [Goodwin, Procter & Hoar Letterhead]


Patriot American Hospitality, Inc.
Wyndham Hotel Corporation
November 7, 1997
Page 3



state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the date hereof in federal income tax law or administrative practice that may affect our opinion. We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Patriot REIT, Wyndham and Patriot American Hospitality Operating Company with the Securities and Exchange Commission relating to the Merger (the "Registration Statement") and to references to this firm in the Registration Statement.

                              Very truly yours,

                              /s/ Goodwin, Procter & Hoar LLP

                              Goodwin, Procter & Hoar  LLP